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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): March 18, 2003


                           JAMES CABLE PARTNERS, L.P.
                            JAMES CABLE FINANCE CORP.

             (Exact name of registrant as specified in its charter)


           Delaware                       333-35183              38-2778219
           Michigan                      333-35183-01            38-3182724
 (State or other jurisdiction       (Commission File No.)       (IRS Employer
       of incorporation)                                     Identification No.)

                        38710 Woodward Avenue, Suite 180
                        Bloomfield Hills, Michigan 48304
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (248) 647-1080

          (Former name or former address, if changed since last report)

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ITEM 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE.

         Due to the current financial condition and liquidity position of James Cable Partners, L.P. ("James") and James Cable Finance Corp., a wholly-owned subsidiary of James ("Finance Corp.", and together with James, the "Company"), the Company failed to pay the $5.375 million interest payment due February 15, 2003 on its 10 3/4% Notes due August 15, 2004 (the "Notes"). Moreover, because the Company failed to pay such interest payment on the Notes by March 18, 2003, an event of default under the Indenture under which the Notes were issued has occurred. Consequently, either the trustee under the Indenture governing the Notes, or the holders of 25% in principal amount of the Notes now outstanding, could declare such Notes to be immediately due and payable.

         It is to be noted that the event of default under the Indenture also constitutes an event of default under the Company's senior credit facility. In addition, the Company does not expect to be in compliance with the senior credit facility's senior debt coverage ratio on March 31, 2003 when that ratio decreases from 2.2-to-1 to 2.1-to-1. Such defaults could lead to an acceleration of payment demand by the Company's senior creditor. Acceleration of payment demands by the Company's creditors would have a material adverse effect on the Company's operations, liquidity and capital resources, and would require the Company to seek restructuring through a Chapter 11 bankruptcy reorganization. The Company is otherwise paying its day-to-day obligations.

         The Company has retained Financo Restructuring Group ("Financo") as a financial advisor to consider options relating to refinancing and restructuring its existing debt. In this role, Financo has begun discussions with the Company's senior lender and certain holders of the Company's subordinated debentures to pursue a consensual restructuring of the Company's debt. The Company anticipates that it will be necessary to effect such restructuring under the provisions of the federal bankruptcy laws. In the event that any of the Company's outstanding debt is declared immediately due and payable, the Company would not be able to pay such amounts and would seek to reorganize under the provisions of the federal bankruptcy laws.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    JAMES CABLE PARTNERS, L.P.

                                    By:      James Communications Partners
                                             General Partner

                                    By:      Jamesco, Inc.
                                             Partner


                                    By:      /s/ William R. James
                                             -----------------------------------
Date:  March 20, 2003                        William R. James
                                             President

                                    By:      James Communications Partners
                                             General Partner

                                    By:      DKS Holdings, Inc.
                                             Partner


                                    By:      /s/ Daniel K. Shoemaker
                                             -----------------------------------
Date:  March 20, 2003                        Daniel K. Shoemaker
                                             President (Principal financial
                                             officer and chief accounting
                                             officer)


                                    JAMES CABLE FINANCE CORP.


                                    By:      /s/ William R. James
                                             -----------------------------------
Date:  March 20, 2003                        William R. James
                                             President


                                    By:      /s/ Daniel K. Shoemaker
                                             -----------------------------------
Date:  March 20, 2003                        Daniel K. Shoemaker
                                             Treasurer (Principal financial
                                             officer and chief accounting
                                             officer)